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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statements No. 333-42205 on Form S-8 of Capsule Communications, Inc. of our report dated March 30, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of US WATS, Inc. (now Capsule Communications, Inc.) for the year ended December 31, 1999.




/s/ Deloitte & Touche LLP
___________________________
Deloitte & Touche LLP
Philadelphia, Pennsylvania

October 27, 2000